Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

November 13th, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Cannabics Pharmaceuticals, Inc.

Dear Madame or Sir

On November 12th, 2017 our appointment as auditor for Cannabics Pharmaceuticals Inc. ceased. We have read the Company’s statement included under Item 4.01 of its Form 8-K dated November 13th, 2017 and agree with such statements, insofar as they apply to us.

Very truly yours,

Weinberg & Baer LLC